UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 19, 2012, Ecolab Inc. (“Ecolab”) updated financial performance expectations for the quarter and year ended December 31, 2011 and for the year ended December 31, 2012.  A copy of the News Release issued by Ecolab in connection with this report under Item 2.02 is attached as Exhibit (99) and incorporated by reference herein.  Ecolab has posted the News Release on its website located at www.ecolab.com.

In the News Release, Ecolab discloses the expected non-GAAP adjusted diluted earnings per share, which exclude special gains and charges and discrete tax items and the impact of the December 1, 2011 merger with Nalco Holding Company (“Nalco”), for the quarter and year ended December 31, 2011, and the expected forecast range of non-GAAP adjusted diluted earnings per share, which exclude special gains and charges and discrete tax items, for the year ended December 31, 2012.  Ecolab’s management believes that disclosing these non-GAAP financial measures provide investors with greater transparency with respect to Ecolab’s results of operations and that these measures are useful for period-to-period comparison of results.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 19, 2012, Ecolab announced that in connection with the Nalco merger, it plans to undertake restructuring actions in 2012 and 2013, which are anticipated to result in pre-tax charges of approximately $170 million ($120 million after tax).  Ecolab also expects to record pre-tax merger-related restructuring charges of approximately $10 million ($7 million after tax) in the fourth quarter of 2011.   Approximately $120 million of the restructuring charges are expected to be related to a reduction of the company’s global workforce in connection with the Nalco integration.  The remaining expected charges are related to the optimization of the company’s supply chain and office facilities, including the planned reduction of plant and distribution center locations.  It is expected that the restructuring will be completed by December 31, 2013.  The company anticipates that approximately $150 million of the restructuring charges represent cash expenditures.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

(99)                                                   Ecolab Inc. News Release dated January 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: January 20, 2012	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated January 19, 2012.	Filed herewith electronically.